Exhibit 99.1
FOR IMMEDIATE RELEASE

Contact Information: ESS Technology, Inc. Investor Relations (510) 492-1161	Rebecca Mack Bergman Mack & Associates (949) 981-4496 rebecca@bergmanmack.com
ESS TECHNOLOGY REPORTS FIRST QUARTER 2008 RESULTS
     FREMONT, Calif., May 12, 2008—ESS Technology (Nasdaq: ESST) today reported net revenues for the first quarter of 2008 of $14.4 million compared to $17.8 million for the same period last year and compared to $15.7 million in the fourth quarter of 2007. GAAP net loss for the first quarter of 2008 was $2.8 million, or ($0.08) per diluted share, compared to the first quarter of 2007 GAAP net income of $4.6 million, or $0.13 per diluted share. For the fourth quarter of 2007, GAAP net loss was $0.7 million, or ($0.02) per diluted share. Included in results for the first quarter of 2007 was an $8.5 million gain on the sale of Blu-ray technology and tangible assets, and a $0.9 million impairment of property, plant and equipment associated with the Digital Imaging business
     Non-GAAP net loss for the first quarter of 2008 was $2.2 million, or $(0.06) per diluted share, compared to the first quarter of 2007 non-GAAP net loss of $1.6 million, or $(0.04) per diluted share. For the fourth quarter of 2007, non-GAAP net income was $24,000, or $0.00 per diluted share. Non-GAAP net income/loss excludes write-down of investment, stock option expenses under SFAS No. 123(R), impairment of property, plant and equipment, gain on sale of Blu-ray technology and tangible assets, interest expense accrued on uncertain tax balances under FIN No. 48, and their related tax effects.

     Robert Blair, president and CEO of ESS Technology commented, “Our revenue was at the upper end of our prior guidance and our gross margin also exceeded our prior guidance. However, our operating expenses were higher than anticipated, primarily due to approximately $1.6 million of transaction expenses related to the previously announced agreement to sell ESS Technology to Imperium Master Fund, Ltd. As a result, Non-GAAP net loss per diluted share was below our prior guidance by $0.02.”
     Mr. Blair continued, “We continue to work to finalize with the Securities Exchange Commission (SEC) our Registration Statement on Form S-4 relating to shareholder approval of our proposed sale to Imperium. The Registration Statement includes a proxy statement of ESS Technology and a prospectus and proxy statement of our subsidiary Echo Technology (Delaware), Inc. The Registration Statement has not been declared effective by the SEC. We anticipate setting a date for our shareholders’ meeting shortly.”
About ESS Technology
     ESS Technology, Inc. designs and markets high-performance digital video and audio processors for the consumer market.
     ESS, headquartered in Fremont, California, has R&D, sales, and technical support offices worldwide. ESS Technology’s common stock is traded on the Nasdaq Global Market under the symbol “ESST”. ESS Technology’s web site address is: http://www.esstech.com.
(ATTACHMENTS: Condensed Consolidated Summary Financial Statements)
     The matters discussed in this news release include certain forward-looking statements that involve risks and uncertainties, including, but not limited to, the possible deterioration of revenues associated with our restructuring efforts, the possible sale or close of additional assets or businesses and the impact of such transactions, the impact of competitive products and pricing, the possible reduction of consumer spending occasioned by general economic conditions, continued growth in demand for consumer electronics products, the timely availability and acceptance of ESS’ products, the uncertainty associated with the conditions to closing of our merger transaction with Imperium Partners, and the other risks detailed from time to time in the SEC reports of ESS, including the reports on Form 10-K, Form 10-Q and Form 8-K (if any) which we incorporate by reference. Examples of forward-looking statements include statements regarding ESS’ future financial results, specifically statements regarding improvement in the coming quarters of the Company’s gross margins and profitability due to any new products, operating results, business strategies, projected costs, projected gross margins, projected profitability, products, competitive positions, management’s plans and objectives for future operations, and industry trends. These forward-looking statements are based on management’s estimates, projections and assumptions as of the date hereof and include the assumptions that underlie such statements. Forward-looking statements may contain words such as “will”, “expect”, “anticipate”, “believe”, “continue”, “plan”, “should”, other comparable terminology or the negative of these terms. Actual results could differ materially from those projected in the forward-looking statements. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events, or otherwise.

ESS TECHNOLOGY, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited)
(in thousands)

	March 31,	December 31,
	2008	2007
ASSETS

Current Assets:
Cash and cash equivalents	$41,089	$43,110
Short-term investments	8,047	6,837
Accounts and other receivables, net	8,104	5,885
Inventory	6,833	7,210
Prepaid expenses and other assets	899	823

Total current assets	64,972	63,865

Property, plant and equipment, net	12,015	12,609
Non-current deferred tax asset	5,874	5,874
Investments and other assets	7,992	9,025

Total assets	$90,853	$91,373

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current Liabilities:
Accounts payable and accrued expenses	$10,592	$7,928
Income taxes payable	53	19

Total current liabilities	10,645	7,947

Non-current income tax liabilities	36,167	35,661

Total liabilities	46,812	43,608

Shareholders’ Equity:
Common stock	176,529	176,459

Accumulated other comprehensive income (loss)	(151)	845

Accumulated deficit	(132,337)	(129,539)

Total shareholders’ equity	44,041	47,765

Total liabilities and shareholders’ equity	$90,853	$91,373

ESS TECHNOLOGY, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)
(in thousands, except per share data)

	Three months ended
	March 31,	March 31,
	2008	2007
Net revenues	$14,371	$17,772
Cost of revenues	9,143	10,400

Gross profit	5,228	7,372

Operating expenses:
Research and development	3,023	4,591
Selling, general and administrative	4,941	4,940
Impairment of property, plant and equipment	—	859
Gain on sale of technology and tangible assets	—	(8,481)

Operating income (loss)	(2,736)	5,463

Non-operating income (loss), net	477	(86)

Net income (loss) before income taxes	(2,259)	5,377
Provision for income taxes	539	774

Net income (loss)	$(2,798)	$4,603

Net income (loss) per share -basic and diluted	$(0.08)	$0.13

Shares used in per share calculation - basic and diluted	35,545	35,508

Non-GAAP Measures
To supplement the consolidated financial statements presented in accordance with U.S. generally accepted accounting principles (GAAP). We use non-GAAP measures of net income and income per share, which are adjusted from results based on GAAP to exclude certain expenses. These non-GAAP financial measures are provided to enhance the user’s overall understanding of our current financial performance and prospects for the future. These non-GAAP financial measures reflect an additional way of viewing aspects of our operations that, when viewed with our GAAP results and the accompanying reconciliations to corresponding GAAP financial measures, provide a more complete understanding of factors and trends affecting our business.
Non-GAAP Net Income
Non-GAAP net income excludes write-down of investment, stock option expenses under SFAS No. 123(R), impairment of property, plant and equipment, gain on sale of our Blu-ray technology and tangible assets, interest expense accrued on uncertain tax balances under FIN No. 48, and their related tax effects. Management believes that the non-GAAP net income measure is useful information to investors because it provides our investors with a means to conduct a meaningful, consistent comparison to our prior periods’ results and to our investors’ expectations for GAAP net income (loss). Given the significant effect of the non-GAAP adjustments, we believe that non-GAAP net income is a useful means to demonstrate the sustainability of our performance in a manner not affected by unusual events and charges required by GAAP accounting. We use non-GAAP net income to conduct and evaluate our business. It is the primary means for us to assess on-going operating performance and to set future operating performance expectations. The economic substance behind our decision to use non-GAAP net income is that the adjustments to net income (loss), which did not reflect the on-going sustainability of performance, had the effect of reducing net income (loss) by approximately $0.6 million and $6.2 million for the three months ended March 31, 2008 and 2007, respectively. Despite the importance of this measure to management in goal-setting and performance measurement, we stress that non-GAAP net income is a non-GAAP financial measure that has no standardized meaning defined by GAAP and, therefore, has limits in its usefulness to investors. Because of its non-standardized definitions, non-GAAP net income (unlike GAAP net income) may not be comparable with the calculation of similar measures of other companies. Non-GAAP net income is presented solely to enable investors to more fully understand how management assesses the performance of our company. We compensate for these limitations by providing full disclosure of the net earnings (loss) on a basis prepared in conformance with GAAP to enable investors to consider net earnings (loss) determined under GAAP as well as on an adjusted basis, and perform their own analysis, as appropriate.
Non-GAAP Net Income Per Share
Non-GAAP net income per share excludes write-down of investment, stock option expenses under SFAS No. 123(R), impairment of property, plant and equipment, gain on sale of our Blu-ray technology and tangible assets, interest expense accrued on uncertain tax balances under FIN No. 48, and their related tax effects. Management believes that the non-GAAP net income per share measure is useful information to investors because it provides a basis for investors to compare the performance of our operations to prior periods’ results and to their expectations for performance. It also provides a useful means for investors to evaluate the profitability and sustainability of ongoing operations. Given the market’s focus on earnings (loss) per share and adjusted earnings (loss) per share measures, by providing adjusted earnings (loss) per share measurement and showing the components thereof, we seek to eliminate confusion in the marketplace and to provide a consistent means for evaluation of performance. We use non-GAAP net income per share to conduct and evaluate our business by comparing the measure to prior periods using a consistent method of calculation. We view non-GAAP net income per share as a primary indicator of the profitability and sustainability of the underlying business, and we use the measure to compare performance to the objectives identified for the business during our budget process. A material limitation associated with the use of this measure as compared to the GAAP measure of net loss per share is that it is a non-GAAP measure which is adjusted for the after tax effect of write-down of investments, stock option expenses under SFAS No. 123(R), impairment of property, plant and equipment, gain on sale of our Blu-ray technology and tangible assets and interest expense included in our provision (benefit) for income taxes, and, as such, has no standardized measurement prescribed by GAAP and accordingly has limits in its usefulness to investors. Non-GAAP net income (loss) per share may not be comparable with the calculation of non-GAAP income (loss) per share for other companies. We compensate for these limitations when using non-GAAP net income (loss) per share by providing full disclosure of the earnings (loss) per share measurement on GAAP basis in the financial statements and related commentary in our quarterly release which investors can use to appropriately consider earnings (loss) per share determined under GAAP as well as on an adjusted basis.

ESS TECHNOLOGY, INC.
RECONCILIATION OF GAAP NET INCOME (LOSS) TO NON-GAAP NET INCOME (LOSS)
(unaudited)
(in thousands)

	Three months ended
	March 31,	March 31,	December 31,
	2008	2007	2007
Net income (loss) — GAAP basis	$(2,798)	$4,603	$(723)
Reconciling items:
Write-down of investment	—	500	—
Stock-based compensation:
Cost of revenues	5	7	8
Research and development	26	125	78
Selling, general and administrative expense	38	198	66
Impairment of property, plant and equipment	—	859	—
Gain on sale of technology and tangible assets	—	(8,481)	—
Interest on tax payable	506	534	595
Tax effects	—	74	—

Net income (loss) — Non-GAAP	$(2,223)	$(1,581)	$24

ESS TECHNOLOGY, INC.
RECONCILIATION OF GAAP NET INCOME (LOSS) PER SHARE TO NON-GAAP NET INCOME (LOSS) PER SHARE
(unaudited)
(in dollars)

	Three months ended
	March 31,	March 31,	December 31,
	2008	2007	2007
Basic and Diluted:
GAAP basic and diluted net income (loss) per share	$(0.08)	$0.13	$(0.02)
Reconciling items:
Write-down of investment	—	0.01	—
Stock-based compensation:
Cost of revenues	—	—	—
Research and development	—	0.01	—
Selling, general and administrative expense	—	0.01	—
Impairment of property, plant and equipment	—	0.02	—
Gain on sale of technology and tangible assets	—	(0.24)	—
Interest on tax payable	0.02	0.02	0.02
Tax effects	—	—	—

Non-GAAP basic and diluted net income (loss) per share	$(0.06)	$(0.04)	$0.00